UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2008

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

                Gas Discovery and Acquisition.  On April 1, 2008, Forest announced a significant discovery in the Utica Shale located in Quebec, Canada.  In addition, Forest announced that it has agreed to purchase properties located in its Ark-La-Tex core areas for $285 million.   Regarding the gas discovery, Forest has accumulated approximately 269,000 net acres, under lease or farmout, in the St. Lawrence Lowlands in Canada.  Forest drilled two vertical pilot wells in 2007, testing the Utica Shale to a total depth of approximately 4,800 feet with production rates tested up to 1 MMcfe/d.   The Utica Shale play is in the early stages.   Forest plans to drill three horizontal wells in 2008 to refine the drilling and completion techniques.  Based on technical data and the vertical pilot well program in 2007, the preliminary net unrisked resource potential on Forest’s acreage is estimated to be approximately 4 Tcfe.  First production is expected to start in 2009, with the potential for a full scale drilling program in 2010 and beyond.

                Forest has entered into a definitive agreement with a private company to acquire producing assets including approximately 69,000 gross acres (47,000 net acres) located in its core Arkansas, Louisiana and Texas (“Ark-La-Tex”) region.   Based on Forest’s internal review, Forest attributes estimated proved oil and gas reserves of 110 Bcfe, of which approximately 45% are classified as proved developed, to the assets being acquired, which produced an average of 13 MMcfe/d in 2007.   Forest will pay approximately $285 million cash for the assets and intends to fund the acquisition using its credit facility and cash on hand.  The acquisition is subject to customary closing conditions and price adjustments tied to an economic effective date of March 1, 2008, and is scheduled to close in the second quarter of 2008.   Forest intends to update its 2008 guidance when the acquisition is closed.    A copy of Forest’s April 1, 2008 press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

                Analyst Conference.  In the April 1, 2008 announcement, Forest indicated that it will discuss the Utica Shale gas discovery and Ark-La-Tex acquisition and other corporate matters at its 2008 analyst conference that is being held on April 1, 2008.  Among other matters, at the  conference Forest will discuss its net unrisked resource potential.  The table below reflects the net unrisked resource potential information that will be presented at the conference and does not include estimated proved reserve information.

	Current	Fully
	Spacing	Developed	Total
Greater Buffalo Wallow Area
Gross Projected Inventory	803	736	1,539
Net Unrisked Potential (Bcfe)*	663	638	1,301

Canada Deep Basin and Foothills
Gross Project Inventory	141	207	348
Net Unrisked Potential (Bcfe)*	175	204	379

Canada Plains
Gross Project Inventory	120	109	229
Net Unrisked Potential (Bcfe)*	89	395	484

Ark-La-Tex
Gross Project Inventory	1,126	420	1,546
Net Unrisked Potential (Bcfe)*	410	260	670

South Texas
Gross Project Inventory	405	—	405
Net Unrisked Potential (Bcfe)*	411	—	411

Barnett Shale
Gross Project Inventory	181	254	435
Net Unrisked Potential (Bcfe)*	195	195	390

Permian Oil
Gross Project Inventory	1,821	—	1,821
Net Unrisked Potential (Bcfe)*	792	—	792

Rockies
Gross Project Inventory	3,249	2,089	5,338
Net Unrisked Potential (Bcfe)*	822	599	1,421

Utica Shale
Gross Project Inventory	—	3,390	3,390
Net Unrisked Potential (Bcfe)*	—	4,138	4,138

Total
Gross Project Inventory	7,846	7,205	15,051
Net Unrisked Potential (Bcfe)*	3,557	6,429	9,986

*      Does not include estimated proved reserves

                In addition, Forest will discuss the potential associated with two projects that are part of its Eastern business unit’s activities in Louisiana, including the South Louisiana Delilah impact project and the Austin Chalk farm-in arrangement, with approximately 320 Bcfe and over 700 Bcfe of gross unrisked resource potential, respectively.

                The SEC permits oil and gas companies to disclose in the information filed with the SEC only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  The information included in the foregoing table and the Utica Shale reserves information above represent reserve potentials.  Forest uses the terms “probable” and “possible” reserves, reserve or resource “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines strictly prohibit Forest from including in information that it files with the SEC.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by Forest.  Investors are urged to consider closely the disclosures in Forest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, free copies of which are available from Forest, by writing Forest at 707 17th Street, Suite 3600, Denver, CO  80202, Attention:  Investor Relations, or by calling Investor Relations at 303.812.1400, or visiting Forest’s website at www.forestoil.com.  You can also obtain the Form 10-K by visiting the SEC’s website, at www.sec.gov.

                Forest’s 2008 analyst conference begins at 1:00 p.m. (ET) on April 1, 2008 and a live webcast may be accessed on Forest’s website, at www.forestoil.com, and a replay will be available on Forest’s website through Friday, April 18, 2008.  The slides that will accompany the presentations from Forest’s senior management will also be accessible by visiting Forest’s website on or after 11:00 a.m. (ET) on April 1.

                The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

                (d)           Exhibits

Exhibit	Description
99.1	Forest Oil Corporation press release dated April 1, 2008 entitled “Forest Oil Announces Significant Gas Discovery in Utica Shale and Acquires Ark-La-Tex Properties for $285 Million.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	April 1, 2008	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Forest Oil Corporation press release dated April 1, 2008 entitled “Forest Oil Announces Significant Gas Discovery in Utica Shale and Acquires Ark-La-Tex Properties for $285 Million.”